Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Resonant Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-196344) of our report dated March 26, 2015 related to the consolidated balance sheet of Resonant Inc. as of December 31, 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended, appearing in this Annual Report on Form 10-K.

/s/ Squar Milner LLP (formally Squar, Milner, Peterson, Miranda & Williamson, LLP)

Los Angeles, California

March 24, 2016